As filed with the Securities and Exchange Commission on July 16, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASP Isotopes Inc.
(Exact name of registrant as specified in its charter)

Delaware	87-2618235
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

200 Ross Avenue, Suite 4575E

Dallas, Texas 75201

(214) 432-8219

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul E. Mann

Executive Chairman and Chief Executive Officer

ASP Isotopes Inc.

200 Ross Avenue, Suite 4575E

Dallas, Texas 75201

(214) 432-8219

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Donald G. Ainscow, Esq. Executive Vice President General Counsel & Secretary ASP Isotopes Inc. 200 Ross Avenue, Suite 4575E Dallas, Texas 75201 Tel: (214) 432-8219	Yelena Barychev, Esq. Blank Rome LLP One Logan Square Philadelphia, PA 19103 Tel: (215) 569-5737

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

23,160,682 Shares of Common Stock for Sale by the Selling Stockholders

This prospectus relates to the offer and sale from time to time by the selling stockholders identified in this prospectus of 23,160,682 shares of our common stock, par value $0.01 per share (“common stock”).

We issued 23,160,682 shares of common stock upon the exchange by the selling stockholders of $109,181,606 of the aggregate principal amount of, plus accrued unpaid interest on, 8% Convertible Promissory Notes due November 19, 2030 previously issued by Quantum Leap Energy LLC, a Delaware limited liability company and our subsidiary (“QLE”), to the selling stockholders (the “Exchanged Notes”), pursuant to several Securities Exchange Agreements (the “Exchange Agreements”), each dated as of July 15, 2026, that we entered into with QLE and selling stockholders.

We will bear all of the expenses incurred in connection with the registration of the sale of shares of common stock covered by this prospectus other than those expenses related to transfer taxes, underwriting or brokerage commissions or discounts associated with the sale of shares of common stock pursuant to this prospectus. We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling stockholders. The shares of common stock to which this prospectus relates may be offered and sold from time to time directly by the selling stockholders or alternatively through underwriters, broker-dealers or agents. The selling stockholders will determine at what price they may sell the shares of common stock offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. For additional information about the methods of sale that may be used by the selling stockholders, see the section titled “Plan of Distribution.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any prospectus supplement or amendment before you invest. You also should read the documents we have referred you to under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” of this prospectus for information about us and our financial statements.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ASPI.” On July 15, 2026, the last reported sale price of our common stock on Nasdaq was $4.58 per share.

Investing in shares of our common stock involves a high degree of risk. See “Risk Factors” on page 7 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of the factors we urge you to consider carefully before deciding to invest in shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 16, 2026

2

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of shares of common stock covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the shares of common stock are sold or otherwise disposed of on a later date.

Neither the delivery of this prospectus nor any sale or distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. The prospectus will be updated, and updated prospectuses made available for delivery, to the extent required by the federal securities laws. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making, and the selling stockholders may not make, an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

3

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer,” as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may offer the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of us and the securities that may be offered by the selling stockholders.

In addition, a prospectus supplement may also add, update or change the information contained or incorporated by reference in this prospectus. Any prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. The registration statement we filed with the SEC includes exhibits that provide more information on the matters discussed in this prospectus. You should read and consider all information contained in this prospectus and the related registration statement and exhibits filed with the SEC and any accompanying prospectus supplement in making your investment decision. You should also read and consider the information contained in the documents identified under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. This prospectus also contains summaries of certain provisions of the documents described herein, but all summaries are qualified in their entirety by reference to the actual documents. You may read the registration statement and the other reports we file with the SEC, and you may obtain copies of the actual documents summarized herein (if and when filed with the SEC), at the SEC’s website or at its offices described in the section of this prospectus titled “Where You Can Find More Information.”

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus forms a part or any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus, unless the context otherwise requires, the terms “ASP Isotopes,” “we,” “us” and “our” refer to ASP Isotopes Inc. together with its consolidated subsidiaries.

4

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference into this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus, including all documents incorporated by reference, carefully, especially the “Risk Factors” section beginning on page 7 of this prospectus and incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as applicable, and our financial statements and related notes incorporated by reference in this prospectus, before making an investment decision with respect to our securities. Please see the sections titled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus.

Our Company

We are an advanced materials company dedicated to the development of a differentiated isotope enrichment platform to strengthen global supply chain access to critical materials used in nuclear medicine, next-generation semiconductors, and nuclear energy. Our proprietary enrichment technologies, the Aerodynamic Separation Process (“ASP technology”) and QE technology, are designed to enable the production of isotopes for a range of industrial and advanced technology applications.

Our initial focus is on the production and commercialization of enriched Carbon-14 (“C-14”), Silicon-28 (“Si-28”) and Ytterbium-176 (“Yb-176”). We commenced commercial production of enriched isotopes at both of its ASP enrichment facilities located in Pretoria, South Africa during the first half of 2025. However, we have not generated any revenue from the sale of our enriched isotopes as of March 31, 2026. Our first ASP enrichment facility is designed to enrich light isotopes, such as C-14 and C-12.

The second ASP enrichment facility, which is substantially larger than the first, should have the potential to enrich kilogram quantities of relatively heavier isotopes, including but not limited to Si-28. Depending on the timing and the quality of the feedstock received from our customer, we are targeting initial commercial shipments of enriched C-14 in the third quarter of 2026. We are targeting initial commercial shipments of enriched Si-28 in the third quarter of 2026. We have also completed the commissioning phase of our third enrichment facility, a QE technology facility, which is our first laser-based enrichment plant. We are targeting initial commercial shipments of Yb-176 in the third quarter of 2026. In addition, we have started planning additional isotope enrichment plants both in South Africa and in other jurisdictions, including Iceland and the United States. We believe the C-14 we may produce using the ASP technology could be used in the development of new pharmaceuticals and agrochemicals. We believe the Si-28 we may produce using the ASP technology may be used to create advanced semiconductors and in quantum computing. We believe the Yb-176 we may produce using the QE technology may be used to create radiotherapeutics that treat various forms of oncology.

We are considering the future development of the ASP technology for the separation of Zinc-68 and Xenon-129/136 for potential use in the healthcare end market, Germanium 70/72/74 for potential use in the semiconductor end market, and Chlorine -37 for potential use in the nuclear energy end market. We are also considering the future development of QE technology for the separation of Nickel-64, Gadolinium-160, Ytterbium-171, Lithium-6 and Lithium-7.QLE, our subsidiary, is currently pursuing an initiative to apply our enrichment technologies to the enrichment of Uranium-235 (“U-235”) in South Africa. We believe that the U-235 QLE may produce has the potential to be commercialized as a nuclear fuel component for use in the new generation of high-assay low-enriched uranium (“HALEU”)-fueled small modular reactors that are now under development for commercial and government uses.

In furtherance of our uranium enrichment initiative in South Africa, we have entered into certain definitive agreements with TerraPower, LLC (“TerraPower”), including a term loan subject to conditions to support construction of a new uranium enrichment facility at Pelindaba, South Africa and supply agreements for the future supply of HALEU to TerraPower, as a customer. In addition, QLE’s South African subsidiary has entered into a Pre-Implementation Services Contract Agreement (“Services Contract”) with The South African Nuclear Energy Corporation (“Necsa”), a South African state-owned company responsible for undertaking and promoting research and development in the field of nuclear energy and radiation sciences, pursuant to which Necsa has agreed to provide to QLE’s South African subsidiary certain facilities, infrastructure, utilities and services related to the siting, design, construction, commission and operation of an enrichment facility on the Necsa site in Pelindaba.

5

In the period since our inception to date, we have not applied our enrichment technologies to the enrichment of U-235, nor received permission or regulatory approval to conduct testing of our enrichment technologies on U-235, except for the activities contemplated by the Services Contract with Necsa. Our expectation that QLE’s initiative to apply our enrichment technologies to the enrichment of U-235 could be successful is based upon research conducted by certain of our scientists prior to joining the company, as well as the demonstrated effectiveness of QE technology on Yb-176.

We acquired Renergen in January 2026 and issued 14,270,000 Consideration Shares in connection with this acquisition. Renergen is South Africa’s leading onshore natural gas explorer and the first integrated producer of both liquid helium and LNG, both of which are produced from the natural gas reserve base that underpins Renergen’s Virginia Gas Project. The Virginia Gas Project includes (i) the liquefaction of natural gas into LNG, (ii) the separation of helium from natural gas, and (iii) the further liquefaction of helium into 99.999% pure liquid helium. This liquefaction and separation takes place at Renergen’s Virginia Gas Plant. Renergen’s principal asset is its 94.5% equity ownership in Tetra4, which holds an onshore petroleum production right and is the entity developing the Virginia Gas Project.

ASP Isotopes Inc. was incorporated as a Delaware corporation in September 2021. Our principal executive offices are located at 200 Ross Avenue, Suite 4575E, Dallas, Texas 75201, and our telephone number is (214) 432-8219. Our website address is www.aspisotopes.com. Information contained on, or that can be accessed through, our website is not part of and is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

The Offering

Common stock offered by the selling stockholders	Up to 23,160,682 shares of common stock.

Use of proceeds	We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale of shares of common stock by the selling stockholder.

Risk factors

An investment in shares of our common stock involves a high degree of risk. Please refer to the sections titled “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before investing in shares of our Common Stock.

Nasdaq Capital Market symbol	ASPI

6

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you decide to invest in shares of common stock, you should consider carefully all of the information in this prospectus and the documents incorporated by reference herein and, in particular, the Risk Factors included in any prospectus supplement or amendment, our Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and our other filings with the SEC that are incorporated by reference into this prospectus. The risks described in this prospectus or in any document incorporated by reference are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our business, prospects, financial condition and results of operations. In any such case, the trading price of shares of common stock could decline materially and you could lose all or part of your investment. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

7

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including documents incorporated by reference herein, contains forward-looking statements. These statements are based on management’s beliefs, expectations and assumptions about future events, conditions and results, and on information currently available to management. All statements contained in this prospectus, including documents incorporated by reference herein, other than statements of historical fact, are forward-looking statements, including, but not limited to, statements regarding the anticipated production quantities and timing for the commencement of commercial supply of enriched isotopes to customers; the expected growth of the radiopharmacy business; the impact of the conflict in the Middle East and the closure of the Strait of Hormuz on the helium market; the anticipated progress and timing for completion of Phase 1 and 2 of the Virginia Gas Project; the ability to fund completion of the development of the Virginia Gas Project (including debt funding for Phase 2 of the Virginia Gas Project); anticipated production quantities and supply of helium and LNG upon completion of Phase 1 and 2 of the Virginia Gas Project; the outcome of the company’s initiative to commence enrichment of uranium in South Africa and the company’s discussions with nuclear regulators in South Africa, the United States or the United Kingdom; the outcome of QLE’s collaboration with The South African Nuclear Energy Corporation (Necsa), the commencement of research, development and production activities in the United States or the United Kingdom; QLE’s anticipated growth strategies and anticipated trends in QLE’s business; QLE’s strategic partnerships or commercial initiatives and relationships with Fermi America, TerraPower and Necsa; and statements we make regarding expected operating results, such as future revenues and prospects from the potential commercialization of enriched isotopes or helium and LNG, future performance under contracts, and our strategies for product development or extraction of resources, engaging with potential customers, market position, and financial results; our ability to meet our capital requirements and obtain funding for our operations and future growth; and statements regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations. In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K, as may be updated by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed or will file with the SEC.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

This prospectus, including documents incorporated by reference herein, also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future. All forward-looking statements are qualified in their entirety by this cautionary statement.

8

USE OF PROCEEDS

All of the shares of common stock covered by this prospectus are being sold by the selling stockholders. See the section titled “Selling Stockholders.” All proceeds from the sale of shares of common stock pursuant to this prospectus will be for the account of the selling stockholders. We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders. We will bear all of the expenses incurred in connection with the registration of the shares of common stock covered by this prospectus other than those expenses related to transfer taxes, underwriting or brokerage commissions or discounts associated with the sale of shares of common stock pursuant to this prospectus.

SELLING STOCKHOLDERS

This prospectus covers the offering for resale of 23,160,682 shares of common stock that may be offered and sold from time to time under this prospectus by the selling stockholders identified below or their permitted transferees, successors or assigns, in each case, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares. The possible resale of shares of our common stock by the selling stockholders identified in the table below relates to 23,160,682 shares of common stock issued by us upon the exchange of $109,181,606 of the aggregate principal amount of, plus accrued unpaid interest on, the Exchanged Notes by the selling stockholders pursuant to the Exchange Agreements.

We have prepared the below table and the related notes as of July 16, 2026 based on publicly available information, information supplied by our transfer agent and information previously provided to us by the selling stockholders. We believe, based on information provided by the selling stockholders, that except as may otherwise be indicated in the footnotes to the table below, each selling stockholder and its affiliates identified herein have sole voting and dispositive power with respect to the shares of common stock reported as beneficially owned by them. Because the selling stockholders identified in the table below may sell some or all of the shares of common stock owned by them which are included in this prospectus, no estimate can be given as to the number of the shares of common stock available for resale hereby that will be held by the selling stockholders upon the completion of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, if applicable, the shares of common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholders provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholders will sell all of the shares of common stock beneficially owned by them that are covered by this prospectus. The selling stockholders are not obligated to sell any of the shares of common stock offered by this prospectus. The percent of beneficial ownership for the selling stockholders is based on 153,309,380 shares of common stock outstanding as of July 16, 2026 (after giving effect to the issuance of 23,160,682 shares to the selling stockholders pursuant to the Exchange Agreements and excluding treasury shares).

	Shares of Common Stock Beneficially Owned Prior to the Offering		Shares of Common Stock	Shares of Common Stock Beneficially Owned After Completion of the Offering
Selling Stockholders:	Number	Percentage	Offered Hereby	Number	Percentage
American Ventures LLC, Series IX Quantum Leap(1)	2,121,299	1.4%	2,121,299	0	*
Steven Ashley	1,136,073	*	886,979	249,094	*
Bakken Limited(2)	2,365,277	1.5%	2,365,277	0	*
Funds affiliated with Philadelphia Financial Management of San Francisco, LLC(3)	2,121,298	1.4%	2,121,298	0	*
Alexander Easton	2,682,639	1.7%	1,182,639	1,500,000	1.0%
Manaslu LLC(4)	1,328,507	*	1,328,507	0	*
Raleigh 413 Holdings L.P.(5)	1,916,443	1.3%	1,916,443	0	*
Tees River Isotopes Fund(6)	16,742,558	10.9%	9,461,110	7,281,448	4.7%
V360 Holdings LLC Orion QLE(7)	1,777,130	1.2%	1,777,130	0	*

_______________

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)

Eric Newman, the manager of American Ventures LLC, Series IX Quantum Leap (“American Ventures”), exercises voting and dispositive power over the shares. The address of American Ventures is 3835 PGA Blvd, Suite 103, Palm Beach Gardens, FL 33410.

(2)	Christopher Bake exercises voting and dispositive power over the shares. The address of Bakken Limited is 1st Floor, Liberation House, Castle Street, St Helier, Jersey, JE3 1PR.
(3)

Consists of 1,068,074 shares held by Boathouse Row I, LP (“BRI”), 690,482 shares held by Boathouse Row II, LP (“BRII”) and 362,742 shares held by Boathouse Row Offshore Minyan, LTD (“BRO”). Philadelphia Financial Management of San Francisco, LLC (“PFM”) is the general partner of BRI and BRII and the investment adviser of BRO and therefore retains voting control and dispositive power of the shares owned by each of BRI, BRII and BRO. Jordan Hymowitz is the managing member and sole owner of PFM. The principal business address of BRI, BRII and BRO is c/o Philadelphia Financial Management of San Francisco, LLC, 450 Sansome Street, Suite 1500, San Francisco, CA 94111.

(4)

Andrey Dergo exercises voting and dispositive power over the shares. The address of Manaslu LLC  is 5th Floor, Anderson Square Building, 64 Shedden Road, PO Box 31325, Grand Cayman KY1- 1206, Cayman Islands.

(5)	Gareth Smith exercises voting and dispositive power over the shares. The address of Raleigh 413 Holdings L.P. is PO Box 60, Fourth Floor, Plaza House, Admiral Park, St Peter Port, Guernsey, GY1 4BF.
(6)	Sean Benson exercises voting and dispositive power over the shares. The address of Tees River Isotopes Fund is 2C Parc d’Activites, Capellen, Luxembourg, L-8308.
(7)	Mohsen Khorassani exercises voting and dispositive power over the shares. The address of V360 Holdings LLC Orion QLE is 6 Marwood Rd., N Port Washington, NY 11050.

9

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”). This description also summarizes applicable provisions of Delaware law. Our Certificate of Incorporation and Bylaws are filed as exhibits to the registration statement, of which this prospectus forms a part. We encourage you to read our Certificate of Incorporation, Bylaws and the applicable provisions of Delaware law for additional information.

General

As of the date of this prospectus, our Certificate of Incorporation authorizes us to issue 500,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, par value $0.01 per share, of which all shares of preferred stock are undesignated. As of July 16, 2026,  (after giving effect to the issuance of 23,160,682 shares to the selling stockholders pursuant to the Exchange Agreements and excluding treasury shares), 153,309,380 shares of common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of our common stock are entitled to receive ratably those dividends, if any, that may be declared from time to time by our board of directors out of funds legally available, subject to preferences that may be applicable to preferred stock, if any, then outstanding. In the event of a liquidation, dissolution or winding up of our company, the holders of common stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. Our common stock has no preemptive or conversion rights or other subscription rights or redemption or sinking fund provisions.

Our common stock is traded on Nasdaq under the symbol “ASPI.”

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC (formerly, American Stock Transfer & Trust Company, LLC). The transfer agent’s address is 55 Challenger Road, Ridgefield Park, NJ 07660.

10

Preferred Stock

Our Certificate of Incorporation authorizes our board of directors to establish one or more series of preferred stock. Unless otherwise required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by the holders of our common stock. Our board of directors will be able to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional, conversion or other special rights, and the qualifications, limitations, or restrictions thereof. No shares of preferred stock have been issued or are outstanding as of the date of the filing of this registration statement. If we sell any series of preferred stock, we will file a certificate of designation relating to that series, which will be incorporated by reference into the registration statement of which this prospectus forms a part. The certificate of designation will describe:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•

whether the preferred stock will be convertible into our common stock or other securities of ours, including warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•

whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

Anti-Takeover Matters in our Governing Documents and Under Delaware Law

Our Certificate of Incorporation and our Bylaws contain, and the DGCL contains, provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an antitakeover effect and may delay, deter, or prevent a merger or acquisition by means of a tender offer, a proxy contest, or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Authorized But Unissued Capital Stock

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of Nasdaq. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger, or otherwise.

11

Classified Board of Directors

Our Certificate of Incorporation provides that our board of directors be divided into three classes, with the classes as nearly equal in number as possible and each class serving three-year staggered terms. Directors may only be removed from our board of directors for cause by the affirmative vote of at least 66 2∕3% of the voting power of all of our then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our Certificate of Incorporation provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director. A director chosen to fill a position resulting from an increase in the number of directors will hold office until the next election of the director’s class and until the director’s successor is duly elected and qualified, or until the director’s earlier death, resignation or removal. These provisions may have the effect of deferring, delaying, or discouraging hostile takeovers, changes in control of us or changes in our management.

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL, which is an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or another transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation’s outstanding voting stock or is the corporation’s affiliate or associate and was the owner of 15% or more of the corporation’s outstanding voting stock at any time within the three-year period immediately before the date of determination. The existence of this provision may have an anti-takeover effect with respect to transactions that are not approved in advance by our board, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our Certificate of Incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority of the shares of our stock entitled to vote generally in the election of directors are able to elect all of our directors.

Special Stockholder Meetings

Our Certificate of Incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of the board of directors, the chair of the board of directors or our Chief Executive Officer. Our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying, or discouraging hostile takeovers or changes in control or management.

Director Nominations and Stockholder Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. Our Bylaws allow the chair of a meeting of the stockholders to adopt rules and regulations for the conduct of that meeting that may have the effect of precluding the conduct of certain business at that meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control.

12

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise. Our Certificate of Incorporation precludes stockholder action by written consent.

Amendment of Certificate of Incorporation or Bylaws

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our Bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders of at least 66 2∕3% of the votes which all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least 66 2∕3% of the votes which all our stockholders would be entitled to cast in any election of directors will be required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our Certificate of Incorporation described above.

The foregoing provisions of our Certificate of Incorporation and our Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares of common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

Exclusive Forum

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware be the sole and exclusive forum for: (1) any derivative action or proceeding brought on behalf of our company, (2) any action asserting a claim of breach of fiduciary duty owed by any director, officer, agent, or other employee or stockholder of our company to us or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim governed by the internal affairs doctrine, in each case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. It will further provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolutions of any complaint asserting a cause of action arising under the Securities Act. The exclusive forum clauses described above shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other claim for which the federal courts have exclusive jurisdiction. Although we believe these provisions benefit us by providing increased consistency in the application of applicable law in the types of lawsuits to which they apply, the provisions may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings and there is uncertainty as to whether a court would enforce such provisions. In addition, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our Certificate of Incorporation to be inapplicable or unenforceable in such action. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our Certificate of Incorporation.

13

Limitations of Liability and Indemnification

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages to the corporation or its stockholders for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any breaches of the director’s duty of loyalty, any acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, any authorization of dividends or stock redemptions or repurchases paid or made in violation of the DGCL, or for any transaction from which the director derived an improper personal benefit.

Our Bylaws generally provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in our Certificate of Incorporation and our Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

We have entered into indemnification agreements with each of our directors and executive officers, under which we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of our company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of our company. The indemnification agreements also set forth certain procedures, presumptions and remedies that will apply in the event of a claim for indemnification thereunder.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

14

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use one or more of the following methods when disposing of the shares or interests therein:

•	distributions to members, partners, stockholders or other equity holders of the selling stockholders;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	to or through broker-dealers or underwriters;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	an over-the-counter distribution in accordance with the rules of the applicable exchange;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	privately negotiated transactions;

•

through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any of the above methods of disposition; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, or Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

15

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any profits realized by such selling stockholders or compensation received by such broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Exchange Act during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We will pay all expenses incident to the registration of the shares other than those expenses related to transfer taxes, underwriting or brokerage commissions or discounts associated with the sale of shares of common stock pursuant to this prospectus.

16

LEGAL MATTERS

The validity of shares of common stock offered under this prospectus were passed upon for us by Blank Rome LLP.

EXPERTS

The consolidated balance sheets of ASP Isotopes Inc. and Subsidiaries as of December 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated statement of financial position of Renergen Limited (“Renergen”) as of February 28, 2025 and February 29, 2024, the related consolidated statement of profit or loss and other comprehensive loss, consolidated statement of changes in equity, and consolidated statement of cash flows for each of the years then ended, have been audited by BDO South Africa Incorporated, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report contains a material uncertainty explanatory paragraph regarding Renergen’s ability to continue as a going concern. Such financial statements have been incorporated by reference herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

SEC rules permit us to incorporate information by reference into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for information superseded by information contained in this prospectus itself or in any subsequently filed incorporated document. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information in such documents that is deemed to be furnished and not filed). These documents contain important information about us and our business and financial condition.

•

Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 10, 2026, as amended by Amendment No. 1 to the Registrant’s Annual Report on Form 10-K/A, filed with the SEC on April 30, 2026;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 20, 2026;

•

Our Current Reports on Form 8-K filed with the SEC on May 27, 2025; January 7, 2026, as amended by Amendment No. 1 to the Current Report on Form 8-K/A filed with the Commission on March 24, 2026; January 12, 2026; January 30, 2026; June 25, 2026; July 16, 2026; and July 16, 2026; and

•

The description of our common stock contained in Exhibit 4.1 incorporated by reference into our Annual Report on Form 10-K filed with the SEC on April 10, 2026, including any amendments or reports filed for the purpose of updating such description.

All documents that we file (other than information in such documents that is deemed to be furnished and not filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus and any previously filed documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us without charge, excluding all exhibits.

Prospective investors may obtain documents incorporated by reference into this prospectus at no cost by requesting them in writing or by telephone from us at our executive offices at:

ASP Isotopes Inc.

200 Ross Avenue, Suite 4575E

Dallas, Texas 75201

(214) 432-8219

Attention: Corporate Secretary

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at www.aspisotopes.com. Information contained on, or that can be accessed through, the SEC’s website or our website is not part of and is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

17

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information that is included in the registration statement, of which this prospectus forms a part, and its exhibits. Since this prospectus may not contain all of the information that you may find important, we urge you to review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement, of which this prospectus forms a part, please read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, information statements, and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s website at www.sec.gov or on our website at www.aspisotopes.com. Information contained on, or that can be accessed through, the SEC’s website or our website is not part of and is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

18

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses incurred or expected to be incurred by ASP Isotopes Inc. (the “registrant”) in connection with the issuance and distribution of the securities being registered hereby.

SEC registration fee	$15,224.81
Accounting fees and expenses	*
Legal fees and expenses	*
Transfer agent fees and expenses	*
Printing and miscellaneous expenses	*
Total	*

______________

* Fees and expenses (other than the SEC registration fee to be paid upon the filing of this registration statement) will depend on the number and nature of the offerings of common stock and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the common stock being offered will be included in any applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the provisions of the Delaware General Corporation Law (“DGCL”) and the registrant’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”).

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The registrant’s Certificate of Incorporation and Bylaws provide for indemnification of the registrant’s directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted for directors, officers or controlling persons of the registrant pursuant to the registrant’s Certificate of Incorporation, Bylaws and the DGCL, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. The registrant’s Certificate of Incorporation includes such a provision. As a result of this provision, the registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

19

As permitted under the DGCL, the registrant has entered into indemnification agreements with its directors and officers, whereby it has agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the registrant. The indemnification agreements also set forth certain procedures, presumptions and remedies that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceeding involving a director or officer of the registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might be incurred by any director or officer in his or her capacity as such.

Item 16. Exhibits.

(a) Exhibits

Incorporated by Reference
Exhibit Number	Exhibit Title	Filed Herewith	Form	Filing Date.	Exhibit	File No.
3.1	Amended and Restated Certificate of Incorporation.		S-1/A	10/11/2022	3.3	333-267392
3.2	Amended and Restated Bylaws.		10-K	4/10/2024	3.2	001-41555
5.1	Opinion of Blank Rome LLP	☒
10.1	Form of Securities Exchange Agreement by and between ASP Isotopes Inc., Quantum Leap Energy LLC, and the person or entity identified on the signature page thereto.		8-K	7/15/2026	10.1	001-41555
23.1	Consent of Independent Registered Public Accounting Firm	☒
23.2	Consent of BDO South Africa Incorporated	☒
23.3	Consent of Blank Rome LLP (included in Exhibit 5.1)	☒
24.1	Power of Attorney (included on the signature page)	☒
107	Filing Fee Table	☒

20

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

21

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

22

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on July 16, 2026.

ASP ISOTOPES INC.

By:	/s/ Paul E. Mann
Paul E. Mann
Executive Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul E. Mann and Heather Kiessling, and each of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul E. Mann	Executive Chairman and Chief Executive Officer	July 16, 2026
Paul E. Mann	(Principal Executive Officer)

/s/ Heather Kiessling	Chief Financial Officer	July 16, 2026
Heather Kiessling	(Principal Financial and Accounting Officer)

/s/ Michael Gorley, Ph.D.	Director	July 16, 2026
Michael Gorley, Ph.D.

/s/ Ralph L. Hunter, Jr.	Director	July 16, 2026
Ralph L. Hunter, Jr.

/s/ Sipho N. Maseko	Director	July 16, 2026
Sipho N. Maseko

/s/ Duncan Moore, Ph.D.	Director	July 16, 2026
Duncan Moore, Ph.D.

/s/ Robert Ryan	Director	July 16, 2026
Robert Ryan

/s/ Todd Wider, M.D.	Director	July 16, 2026
Todd Wider, M.D.

23